Exhibit 7.1

                             Joint Filing Agreement

          The undersigned hereby agree that the Amendment No. 2 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:     February 11,  1998

                                            Gold & Appel Transfer, S.A.,
                                            a British Virgin Islands corporation

                                            By /s/ Walt Anderson
                                            ------------------------------------
                                            Walt Anderson, Attorney-in-Fact for
                                            Gold & Appel Transfer, S.A.

                                            /s/ Walt Anderson
                                            ------------------------------------
                                            Walt Anderson

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